Exhibit 99.1

BioPharmX and Timber Pharmaceuticals Announce Entry into Merger Agreement

SAN JOSE, California and Woodcliff Lake, New Jersey, January 28, 2020 - BioPharmX Corporation (NYSE American: BPMX) ("BioPharmX") and Timber Pharmaceuticals LLC ("Timber"), a privately held biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases, today announced that they have entered into a definitive merger agreement. Under the terms of the merger agreement, subject to the approval of BioPharmX’s stockholders and Timber’s members, a wholly-owned subsidiary of BioPharmX will be merged with and into Timber, with Timber surviving the merger as a wholly-owned subsidiary of BioPharmX. As a condition to the closing of the Merger, Timber has agreed to secure not less than $20 million of financing for the combined company. The Merger is currently expected to be completed in the second calendar quarter of 2020. Upon completion of the Merger, BioPharmX will change its name to Timber Pharmaceuticals, Inc. and the officers and directors of Timber will become the officers and directors of BioPharmX.

“We are pleased to reach a merger agreement with BioPharmX, which provides us with the opportunity once the merger is completed to have our shares traded in the public market and to expand our investor base as we strategically build our pipeline in rare dermatologic diseases that have no approved treatments,” said John Koconis, chief executive officer of Timber. “This merger also expands our resources and expertise to build momentum in our development programs targeting new therapies for underserved patient populations living with some of the most serious conditions in medical dermatology."

"This transaction with Timber reflects the continued commitment of our management team and Board of Directors to deliver value to our stockholders," stated David S. Tierney, M.D., chief executive officer of BioPharmX. "Following a comprehensive strategic process led by Locust Walk, a global life sciences transaction firm, we have determined that a merger with Timber and the $20 million financing they are bringing to the transaction, will enable BioPharmX stockholders to participate in Timber's broader pipeline of drugs to treat rare and orphan dermatological diseases and is in the best interest of our stockholders."

Timber is currently advancing a late-stage clinical development pipeline in rare dermatologic diseases, comprising:

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TMB-001, a proprietary topical formulation of isotretinoin currently being evaluated in a Phase 2b clinical trial for the treatment of moderate to severe subtypes of congenital ichthyosis (CI), a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. A prior Phase 1/2 study involving 19 patients with CI demonstrated safety and preliminary efficacy of TMB-001, as well as minimal systemic absorption. In 2018, the U.S. Food & Drug Administration (FDA) awarded $1.5 million to support clinical trials evaluating TMB-001 through its Orphan Products Grant program.

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TMB-002, a proprietary topical formulation of rapamycin currently being evaluated in a Phase 2b clinical trial for the treatment of facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), a multisystem genetic disorder resulting in the growth of hamartomas in multiple organs. TSC results from dysregulation in the mTOR pathway, and as a topical mTOR inhibitor, TMB-002 may address FAs in TSC without the systemic absorption of an oral agent.

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TMB-003, a proprietary formulation of sitaxsentan, a new chemical entity in the U.S., which is a selective endothelin-A receptor antagonist currently in preclinical development as a topical or subcutaneous agent for the treatment of localized scleroderma, a rare autoimmune connective tissue disorder (CTD) that leads to inflammation and thickening of the skin.

Following the closing of the merger, the combined company will also evaluate BioPharmX’s Phase 3 ready proprietary topical minocycline gel programs for a strategic partnership, co-development or other non-dilutive value creation strategy. This product has previously been studied by BioPharmX in the treatment of inflammatory lesions of acne vulgaris and papulopustular rosacea.

Under the merger agreement, following the merger, (i) the Timber members, including the investors funding the $20 million investment, will own approximately 88.5% of the outstanding common stock of BioPharmX, and (ii) the BioPharmX stockholders will own approximately 11.5% of the outstanding common stock of BioPharmX, subject to certain adjustments as more particularly set forth in the merger agreement. The merger agreement contains customary representations, warranties and covenants made by BioPharmX and Timber, including covenants relating to both parties using their best efforts to cause the transactions contemplated by the merger agreement to be satisfied, covenants regarding obtaining the requisite approvals of the BioPharmX stockholders and the Timber members, covenants regarding indemnification of directors and officers, and covenants regarding BioPharmX’s and Timber’s conduct of their respective businesses between the date of signing of the merger agreement and the closing of the merger. The merger agreement also contains certain termination rights for both BioPharmX and Timber, and, in connection with the termination of the merger agreement under specified circumstances, BioPharmX and Timber may be required to pay the other party a termination fee.

In connection with the merger agreement, BioPharmX and Timber also entered into a credit agreement, pursuant to which Timber has agreed to make a bridge loan to BioPharmX in an aggregate amount of $2.25 million. The bridge loan is secured by a lien on all of BioPharmX's assets. Further, in connection with the bridge loan, BioPharmX has issued a warrant to Timber to purchase approximately 2.3 million shares of BioPharmX common stock at a nominal exercise price. The bridge loan warrant is exercisable commencing on its issuance and expires 30 months thereafter.

Further, simultaneous with the execution of the merger agreement, BioPharmX entered into an agreement with certain holders of common stock purchase warrants to purchase shares of BioPharmX common stock to exchange their warrants in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933. In the exchange, BioPharmX will issue an aggregate of 850,000 shares of common stock to the holders of the warrrants in exchange for out-of-the money warrants to purchase approximately 2.3 million shares of BioPharmX common stock which contain language that would have allowed the holders to convert the warrants into shares of BioPharmX common stock at the time of the consummation of the merger based on the "Black Scholes Value" of the warrants at the time of the consummation of the merger.

Chardan is acting as the financial advisor to Timber in the proposed transaction and Lowenstein Sandler LLP is acting as its legal counsel. Locust Walk is acting as the financial advisor to BioPharmX in the proposed transaction and Akerman LLP is acting as its legal counsel.

About Timber Pharmaceuticals LLC

Timber Pharmaceuticals is a privately held biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. The company’s investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. Timber is initially focused on developing non-

systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), tuberous sclerosis complex (TSC), and localized scleroderma. For more information, visit https://www.timberpharma.com/.

About BioPharmX® Corporation

BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, BioPharmX and Timber will file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a proxy statement of BioPharmX. INVESTORS AND SECURITY HOLDERS OF BIOPHARMX ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOPHARMX, TIMBER, THE PROPOSED MERGER, AND RELATED MATTERS. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by BioPharmX with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BioPharmX by directing a written request to: BioPharmX Corporation, 115 Nicholson Lane, San Jose, CA 95134. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities in connection with the proposed merger shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

BioPharmX and its directors and executive officers and Timber and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of BioPharmX in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of BioPharmX and their ownership of shares of BioPharmX common stock is set forth in its Annual Report on Form 10-K for the year ended January 31, 2019, which was filed with the SEC on March 14, 2019, its proxy statement, which was filed with the SEC on May 22, 2019, and in subsequent documents filed with the SEC, including the joint proxy statement/prospectus referred to above. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will also be included in the joint prospectus/proxy statement and other relevant materials to be filed with the SEC when they become available. These documents are available free of charge at the SEC web site (www.sec.gov) and from BioPharmX at the address described above. The directors and officers of Timber do not currently hold any direct or indirect interests, by security holdings or otherwise, in BioPharmX except pursuant to the bridge loan warrant.

Forward-Looking Statements

This press release contains forward-looking statements based upon BioPharmX's and Timber's current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. BioPharmX and Timber have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of BioPharmX's and Timber’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with BioPharmX's ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (v) whether the combined business of Timber and BioPharmX will be successful, and (vi) those risks detailed in BioPharmX's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by BioPharmX from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither BioPharmX nor Timber can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, BioPharmX and Timber undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For further information, contact:

BioPharmX Corporation

Steven Bosacki

Chief Operating Officer

650-238-9395

sbosacki@biopharmx.com

Timber Pharmaceuticals LLC

John Koconis

Chief Executive Officer

jkoconis@timberpharma.com

PCG Advisory Inc.

Jeff Ramson

646-762-4518

jramson@pcgadvisory.com

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